[US BANK LETTERHEAD]



September 28, 2000


Jeff Killian                  ACKNOWLEDGMENT COPY
Treasurer
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, OR 97124

Dear Jeff:

I am pleased to inform you that U.S. Bank National Association ("Bank") has extended TriQuint Semiconductor, Inc.'s line of credit facility subject to the following terms and conditions:

LINE OF CREDIT

BORROWER:                  TriQuint Semiconductor, Inc.

BORROWING LIMIT:           $10,000,000 [Ten Million U.S. Dollars]

                           Sublimit of $1,000,000 is available for the issuance of standby and documentary letters of credit.

PURPOSE:                   General corporate purposes.

MATURITY DATE:             May 31, 2001.

INTEREST RATE: Borrower shall have the following Base Rate options: (1) Bank's Prime Rate fully floating, or (2) the London Interbank Offering Rates ("LIBOR"), plus
                           75.0 basis points. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                  PRIME TERMS:
                                 A. Borrower is advised that U.S. Bank National
                                    Association's Prime Rate is the rate of
                                    interest which the Bank from time to time identifies as its Prime Rate, and is not necessarily, for example, the lowest rate of interest which the Bank collects from any borrower or group of borrowers.
                                 B. Prime borrowings are available on same day
                                    notice.

TriQuint Semiconductor, Inc.
Committment Letter September 28, 2000

                  LIBOR TERMS:

                           The London Interbank Offering Rate ("LIBOR") is the rate per annum determined by Bank as the average rate offered to Bank for U.S. Dollar Deposits in the Eurodollar market selected by Bank and adjusted for reserves, if any.
                           A. LIBOR borrowings are subject to a minimum advance of $500,000 and in increments of $100,000 thereafter.
                           B. LIBOR borrowings are available for one, two, three or six month periods, not to exceed Maturity Date.
                           C.       LIBOR borrowings do not permit prepayment.
                           D. LIBOR borrowings are subject to two business day prior notice by 12:00 noon.

                  LETTER OF CREDIT TERMS:
                           A. The company may issue, under this facility, standby or documentary letters of credit ("LCs"), in the aggregate, amounts up to $1,000,000.
                           B. Issuance fees shall be governed by standard Bank International Banking Fee Schedule for Letters of Credit when the amount is less than $250,000.
                           C. For LCs in amounts equal to or greater than $250,000 the issuance fee shall be 1.5% of the amount issued.
                           D. No LCs may be issued with an expiry date beyond May 31, 2001.

            FEES:    ANNUAL FEE:      12.5 basis points of the Borrowing Limit
                                      ($12,500) to be paid upon acceptance of
                                      this commitment.

                     COMMITMENT FEE:  12.5 basis points, annualized, paid
                                      quarterly in arrears on the unused portion of the line.

                  Upon request by Bank, Borrower agrees to reimburse Bank for all reasonable out of pocket expenses for documentation, including UCC filings and searches, and collateral evaluation fees. Collateral evaluation fee to be capped at $2,000 per annum.

REPAYMENT TERMS:  Promissory note with optional advance clause.  Interest is payable monthly.  Principal is due at Maturity Date.

                  Repayment of each advance received by Borrower under the line of credit is subject to the terms of the promissory note evidencing that advance, as well as all terms and conditions of this letter. In the event of any conflict between the two, the terms and conditions of the promissory note shall control.

TriQuint Semiconductor, Inc.
Committment Letter September 28, 2000

     COLLATERAL:  The revolving line of credit provides for a flexible collateral position according to the following matrix. The negative pledge and/or security agreements cover accounts, chattel paper, documents, instruments, and inventory.

                         -----------------------------  -------------------------------------------------
                         QUICK RATIO*                   COLLATERAL
                         -----------------------------  -------------------------------------------------
                         > 1.50:1                       Unsecured with negative pledge.
                         -----------------------------  -------------------------------------------------
                         less than or equal to 1.50:1   Unsecured with negative pledge if not
                                                        borrowing.  If borrowing and Quick Ratio is
                                                        less than or equal to 1.50:1, then line is
                                                        secured.
                         -----------------------------  -------------------------------------------------
                         less than or equal to 1.15:1** Unsecured with negative pledge if not borrowing.
                                                        If borrowing and Quick Ratio is less than or
                                                        equal to 1.15:1, then line is secured and
                                                        margined at 80% of eligible A/R.
                         -----------------------------  -------------------------------------------------

                           * Quick Ratio is defined as [(Cash and Liquid Investments, minus restricted funds, plus Net Trade A/R) divided by (Current Liabilities plus amounts outstanding on the $10,000,000 Line of Credit)].

                           ** If Quick Ratio is less than or equal to 1.15:1,
                              then Bank may conduct a collateral exam at least once per year, or more if necessary.

DOCUMENTATION:             Execution of notes, loan agreements, borrowing
                           resolutions, negative pledge agreement, and all other
                           documents as required by the Bank on forms prepared
                           by the Bank.
ADDITIONAL
CONDITIONS:                A.  The following covenants, with definitions
                               according to GAAP unless otherwise indicated, shall be required and shall be measured quarterly for compliance. Failure to comply with any of these covenants shall be deemed as an event of default.

                               1.   Borrower's Current Assets to Current
                                    Liabilities Ratio shall not be less than 1.75:1. Current Liabilities shall include any outstanding balance on the $10,000,000 Line of Credit.

                               2. Borrower's Total Liabilities to Net Worth Ratio shall not be greater than 1.50:1.

                               3.   Borrower shall maintain cash and liquid
                                    investments, including restricted funds, of at least $45,000,000. This condition will be waived if the May 1996 synthetic lease is paid in full.

TriQuint Semiconductor, Inc.
Committment Letter September 28, 2000

                           B. Borrower shall provide Bank with internally prepared quarterly financial statements, or form 10-Q, no later than 45 days following the end of each quarter.

                           C. Borrower shall provide Bank with an audited annual financial statement or form 10-K no later than 90 days following the end of each fiscal period.

                           D. If borrowing and the Borrower's Quick Ratio is less than or equal to 1.15:1, Borrower shall provide monthly accounts receivable and payable aging reports, and a Borrower's Certificate monthly.

                           E. Borrower shall provide Bank with prior notification of multiple bank lines or other unsecured revolving credit facilities.

OTHER CONDITIONS:          CROSS-ACCELERATION: With regard to Borrower's
                           Synthetic Lease Financing Transaction, dated May
                           1996, Borrower agrees that if any default should result in the declaration of amounts owing to become due and payable prior to its stated maturity, then said acceleration shall be deemed as an event of default under this commitment letter.

ADVANCES:                  Advances are limited to the amount of the Borrowing
                           Limit when Borrower's Quick Ratio is greater than 1.15:1. When the Quick Ratio is less than or equal to 1.15:1, the advances shall be limited to 80 percent of eligible A/R to 90 days after the date of invoice.

                           Advances under the Line of Credit are contingent upon compliance with all of the above and all terms, conditions, limitations, and other provisions contained in any security agreement, mortgage, trust deed, or other document executed by Borrower at the request of the Bank.

                           Disbursements under this revolving line of credit shall terminate on the earlier occurrence of the date indicated above as the Maturity Date or the date on which this Bank, in its sole discretion, determines that there has been a material adverse change in the financial condition or management of the Borrower, or determines that there has been any non-compliance with any term or condition stated here.

                           Non-compliance with any of the conditions and terms of this letter of commitment will be considered as an event of default, entitling the Bank to all the default provisions as provided for in documents evidencing this commitment.

TriQuint Semiconductor, Inc.
Committment Letter September 28, 2000


If the above terms and conditions of this offer to extend credit are acceptable to you, please sign and return the acknowledgment copy of this letter on or before September 29, 2000.

Sincerely,


/s/ Chris Karlin

Chris Karlin
Vice President and Relationship Manager
Tel:     503-275-4940
Fax:    503-275-5795


BY OREGON STATUTE (ORS 41.580), THE FOLLOWING DISCLOSURE IS REQUIRED:

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (BANK) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.


                                 ACKNOWLEDGMENT

The undersigned hereby acknowledges and accepts this offer to extend credit on the terms and conditions stated above.


TRIQUINT SEMICONDUCTOR, INC.

By: /s/ Edson H. Whitehurst, Jr.
   ----------------------------------------
Title: Vice President, Finance and Administration, CFO
      -------------------------------------
Date: 9/29/00
     --------------------------------------

                            ALTERNATIVE RATE OPTIONS
                                 PROMISSORY NOTE
                               (PRIME RATE, LIBOR)

Obligor #: #622 - 9058943647

$ 10,000,000.00                        Dated as of: September 20, 2000

TRIQUINT SEMICONDUCTOR, INC.                          ("Borrower")


U.S. BANK NATIONAL ASSOCIATION                                       ("Lender")

1. TYPE OF CREDIT. This note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a:

  / / single disbursement loan. Amounts loaned to Borrower hereunder will be disbursed in a single Advance in the amount shown in Section 2.

  /X/ revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.

   / / non-revolving line of credit. Each Advance made from time to time hereunder shall reduce the maximum amount available shown in Section 2. Advances loaned hereunder which are repaid may not be reborrowed.

2. PRINCIPAL BALANCE. The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed $10,000,000.00.


3. PROMISE TO PAY. For value received Borrower promises to pay to Lender or order at CLSC-WEST P.O. Box 5308, Portland, OR 97228, the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; PROVIDED, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this note, such notice shall be irrevocable. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined herein.

(a)      DEFINITIONS.  The following terms shall have the following meanings:

         "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon, Minneapolis, Minnesota, or New York City are authorized or required by law to close; provided, however that when used in connection with a LIBOR Rate, LIBOR Amount or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

         "Dow Jones Page 3750" means the display designated as such on the Dow Jones Markets Service (formerly known as Telerate) (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

         "LIBOR Amount" means each principal amount for which Borrower chooses to have the LIBOR Borrowing Rate apply for any specified LIBOR Interest Period.

         "LIBOR Interest Period" means as to any LIBOR Amount, a period of 1, 2, 3 or 6 months commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; PROVIDED, however, that: (i) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR Interest Period shall commence on or after April 30, 2001; (iii) no LIBOR Interest Period shall be selected which would extend beyond May 31, 2001; (iv) no LIBOR Interest Period shall extend beyond the date of any principal payment required under Section 6 of this note, unless the sum of the Prime Rate Amount, plus LIBOR Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (v) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (vi) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

         "LIBOR Rate" means, for any LIBOR Interest Period, the average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such LIBOR Interest Period, for the number of months therein, which appears on Dow Jones Page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of such LIBOR Interest Period; or the rate for such deposits determined by Lender at such time based on such other published service of general application as shall be selected by Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, Lender may determine the rate based on the rates offered to Lender for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of such LIBOR Interest Period for the number of months therein; and provided, further, that in any case the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

         "Prime Rate" means the rate of interest which Lender from time to time establishes as its prime or reference rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable under Section 4(b) or 11(b), the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

         "Prime Rate Amount" means any portion of the Principal Balance bearing interest at the Prime Borrowing Rate.

(b)      THE PRIME BORROWING RATE.

         (i) The Prime Borrowing Rate is a variable per annum rate equal to the Prime Rate plus 0.00%.

         (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with Section 15 of this note, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance or increase in the Prime Rate Amount, and whether Borrower is requesting a new Advance under a line of credit or conversion of a LIBOR Amount to the Prime Borrowing Rate.

         (iii) Subject to Section 11 of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the LIBOR Borrowing Rate is in effect.

(c)      THE LIBOR BORROWING RATE.

         (i) The LIBOR Borrowing Rate is the LIBOR Rate plus .75% per annum.

         (ii) Borrower may obtain LIBOR Borrowing Rate quotes from Lender before 10:00 a.m. (Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Prime Rate Amount to a LIBOR Amount or a new LIBOR Interest Period for an existing LIBOR Amount, at such rate only by giving Lender notice in accordance with Section 4 (c) (iii) before 10:00 a.m. (Portland, Oregon time) on such day.

Libor-or (Oregon) (6/99)LHH                                         Page 1 of 4

         (iii) Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) no later than 10:00 a.m. (Portland, Oregon time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized in Section 15 of this note, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing Rate under a line of credit, conversion of all or any portion of the Prime Rate Amount to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Notwithstanding any other term of this note, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of $500,000.00 and in multiples of $100,000.00 above such amount; PROVIDED, however, that no more than N/A separate LIBOR Interest Periods may be in effect at any one time.

         (iv) If at any time the LIBOR Rate is unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and (B) subject to Section 11, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

         (v) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or
(ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(c)(v), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under Section 4(c)(vi). Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.

         (vi) Borrower will indemnify Lender upon demand against any loss or expense which Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any portion of the loan or any Advance) as a consequence of (A) any failure of Borrower to make any payment when due of any amount due hereunder, (B) any failure of Borrower to borrow, if permitted by the terms of this note, continue or convert any portion of the Prime Rate Amount to a LIBOR Amount, on a date specified therefor in a notice thereof, or (C) any payment, voluntary or mandatory prepayment or payment on default or conversion of any LIBOR Amount to the Prime Borrowing Rate, on a date other than the last day of the applicable LIBOR Interest Period. Determinations by Lender of the amount required to indemnify Lender shall be conclusive in the absence of manifest error.

         (vii) Notwithstanding any provision of this note to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the loan evidenced by this note in any manner it elects; it being understood, however, that with respect to any LIBOR Amount, all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Amount during the LIBOR Interest Period applicable to it through the purchase of deposits having a term corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Rate for such LIBOR Interest Period (whether or not Lender shall have granted any participations in such LIBOR Amounts).

         (viii) Notwithstanding any other term of this note, Borrower may not select the LIBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

         (ix) Nothing contained in this note, including without limitation the determination of any LIBOR Interest Period or Lender's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

5. COMPUTATION OF INTEREST. All interest under Section 4 and Section 11 will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

6.       PAYMENT SCHEDULE.

(a)      PRINCIPAL.  Principal shall be paid:

         / /      on demand.
         / /      on demand, or if no demand, on _________________.
         /X/      on May 31, 2001.
         / /      subject to Section 8, in installments of
                  / /             _____________________________ each, plus
                           accrued interest, beginning on _______ and on the
                           same day of each ___________________________________
                           thereafter until   ___________ when the entire
                           Principal Balance plus interest thereon shall be due
                           and payable.
                  / /             _____________________________ each, including
                           accrued interest, beginning on _______ and on the
                           same day of each ___________________________________
                           thereafter until   ___________ when the entire
                           Principal Balance plus interest thereon shall be due
                           and payable.
         / /               ______________________________________.

(b)      INTEREST.

         (i)      Interest on the Prime Rate Amount shall be paid:


                  /X/      on the 31st day of October, 2000 and on the same day
                           of each month thereafter prior to maturity and at
                           maturity.
                  / /      at maturity.
                  / /      at the time each principal installment is due and at
                           maturity.
                  / /           ___________________________________.
                                ___________________________________.

         (ii)     Interest on all LIBOR Amounts shall be paid:

                  /X/      on the last day of the applicable LIBOR Interest
                           Period, and if such LIBOR Interest Period is longer
                           than three months, on the last day of each three
                           month period occurring during such LIBOR Interest
                           Period, and at maturity.
                  / /      on the _____ day of   _________ and on the same day
                           of each ___________ thereafter prior to maturity and
                           at maturity.
                  / /      at maturity.
                  / /      at the time each principal installment is due and at
                           maturity.
                  / /           ___________________________________.

7.       PREPAYMENT.

(a) Prepayments of all or any part of the Prime Rate Amount may be made at any time without penalty.

(b) Except as otherwise specifically set forth herein, Borrower may not prepay all or any part of any LIBOR Amount or terminate any LIBOR Borrowing Rate, except on the last day of the applicable LIBOR Interest Period.

(c) Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment. At the time of any principal prepayment, all accrued interest, fees, costs and expenses shall also be paid.

8. CHANGE IN PAYMENT AMOUNT. Each time the interest rate on this note changes the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of such change in rate to an amount holder in its

Libor-or (Oregon) (6/99)LHH                                      Page of 2 of 4
sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 8, Borrower understands that, as a result of increases in the rate of interest the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

9. ALTERNATE PAYMENT DATE. Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

10.      PAYMENT BY AUTOMATIC DEBIT.

/X/      Borrower hereby authorizes Lender to automatically deduct the amount of all principal and interest payments from account number 1536 000 83643 with Lender. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.

Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic debit.

11.      DEFAULT.

(a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: (i) Borrower fails to make any payment when due. (ii) Borrower fails to perform or comply with any term, covenant or obligation in this note or any agreement related to this note, or materially in any agreement or loan Borrower has with Lender or any affiliate of Lender. (iii) Borrower materially defaults under any loan, extension of credit, security agreement, in favor of any other creditor that may materially affect Borrower's ability to repay this note or perform Borrower's obligations under this note or any related documents.
(iv) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (v) Borrower becomes insolvent, liquidates or dissolves, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(vi) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (vii) Any of the events described in this default section occurs with respect to any general partner in Borrower or any guarantor of this note, or any guaranty of Borrower's indebtedness to Lender ceases to be, or is asserted not to be, in full force and effect. (viii) There is any material adverse change in the financial condition or management of Borrower or Lender in good faith deems itself insecure with respect to the payment or performance of Borrower's obligations to Lender. If this note is payable on demand, the inclusion of specific events of default shall not prejudice Lender's right to require payment on demand or to decline to make any requested Advance.

(b) Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice; provided, however, that if any proceeding under any bankruptcy or insolvency law is commenced by or against Borrower, the availability of Advances shall be immediately terminated without notice and the entire Principal Balance and all accrued interest shall, without notice, become immediately due and payable. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note to a rate equal to the Prime Borrowing Rate plus 5%. The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

12. EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND. Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in
Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

13. LINE OF CREDIT PROVISIONS. If the type of credit indicated in Section 1 is a revolving line of credit or a non-revolving line of credit, Borrower agrees that Lender is under no obligation and has not committed to make any Advances hereunder. Each Advance hereunder shall be made at the sole option of Lender.

14. DEMAND NOTE. If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

15.      REQUESTS FOR ADVANCES.

(a) Any Advance may be made or interest rate option selected upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 15, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

(b) Borrower hereby authorizes any one of the following individuals to request Advances and to select interest rate options: Steven J. Sharp, Edson
H. Whitehurst, Jr., Stephanie J. Welty, Jeff A. Killian unless Lender is otherwise instructed in writing.

(c) All Advances shall be disbursed by deposit directly to Borrower's account number 1536 000 83643 with Lender, or by cashier's check issued to Borrower.

(d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 15, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

16. PERIODIC REVIEW. Lender will review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender reasonably requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables and inventory schedules. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

17. NOTICES. Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more than one person, notification of any of said persons shall be complete notification of all.

18. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all reasonable costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

19. WAIVERS; CONSENT. Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at

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

any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

20. JOINT AND SEVERAL LIABILITY. All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

21. SEVERABILITY. If any term or provision of this note is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and this note shall be construed as if such illegal, invalid or unenforceable provision had not been contained herein.

22.      ARBITRATION.

(a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part (the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.

(b) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

(c) If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

23. GOVERNING LAW. This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; PROVIDED, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

24.      DISCLOSURE.

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.



EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.

TRIQUINT SEMICONDUCTOR, INC.
---------------------------------------------------------
Borrower Name (Corporation, Partnership  or other Entity)


By: /s/ Edson H. Whitehurst, Jr.       V.P., CFO
---------------------------------------------------------
   Authorized officer,                 Title


--------------------------------------------------------------------------------

For valuable consideration, Lender agrees to the terms of the arbitration provision set forth in this note.


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ Chris Karlin
                                         --------------------------------------
                                      Title: Vice President
                                            -----------------------------------
                                      Date: 09/28/00
                                           ------------------------------------





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